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                                                                    EXHIBIT 23.2

                        [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K of Hugoton Energy Corporation for the year ended December 31, 1997. We further consent to the inclusion of our estimate of reserves and present value of future net reserves for December 31, 1997, 1996 and 1995 in such Annual Report.


                                        /s/  RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS



Houston, Texas
March 24, 1998